Exhibit (2)(s)

John Hancock Bond Trust	John Hancock Variable Insurance Trust
John Hancock California Tax-Free Income Fund	John Hancock Financial Opportunities Fund
John Hancock Capital Series	John Hancock Floating Rate High Income Fund
John Hancock Collateral Trust	John Hancock Emerging Markets Income Fund
John Hancock Current Interest	John Hancock Hedged Equity & Income Fund
John Hancock Exchange-Traded Fund Trust	John Hancock Income Securities Trust
John Hancock Funds II	John Hancock Investors Trust
John Hancock Funds III	John Hancock Preferred Income Fund
John Hancock Investment Trust	John Hancock Preferred Income Fund II
John Hancock Investment Trust II	John Hancock Preferred Income Fund III
John Hancock Investment Trust III	John Hancock Premium Dividend Fund
John Hancock Municipal Securities Trust	John Hancock Strategic Diversified Income Fund
John Hancock Sovereign Bond Fund	John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Strategic Series	John Hancock Tax-Advantaged Global Shareholder Yield Fund

(each a “Trust”)

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint John J. Danello, Kinga Kapuscinski, Thomas Dee, Ariel Ayanna, Nicholas J. Kolokithas, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg and Andrew Wilkins, each individually, his true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or re-substitution, in any and all capacities, including without limitation in the applicable undersigned’s capacity as president or chief financial officer of each Trust, in the furtherance of the business and affairs of each Trust: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended (collectively the “Acts”), and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of the Trust’s Registration Statement on Form N-1A regarding the registration of each Trust or series thereof or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC, and to do generally all such things in my name and on my behalf in the capacity indicated below to enable each Trust to comply with the Acts, and all requirements of the SEC thereunder; and (ii) to execute any and all state regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Trust. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically with respect to an undersigned if such undersigned ceases to be a Trustee or Officer of the Trust.

Dated: December 10, 2015

Name	Signature	Title

Andrew G. Arnott	/s/ Andrew G. Arnott	President

Charles A. Rizzo	/s/ Charles A. Rizzo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee

James R. Boyle	/s/ James R. Boyle	Trustee

Craig Bromley	/s/ Craig Bromley	Trustee

Peter S. Burgess	/s/ Peter S. Burgess	Trustee

William H. Cunningham	/s/ William H. Cunningham	Trustee

Grace K. Fey	/s/ Grace K. Fey	Trustee

Theron S. Hoffman	/s/ Theron S. Hoffman	Trustee

Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee

James M. Oates	/s/ James M. Oates	Trustee

Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee

Gregory A. Russo	/s/ Gregory A. Russo	Trustee

Warren A. Thomson	/s/ Warren A. Thomson	Trustee